FEBRUARY 8, 2006
                              FOR IMMEDIATE RELEASE
                                   CACHE, INC.
                         NASDAQ COMMON STOCK SYMBOL CACH

      CACHE REPORTS RECORD FOURTH QUARTER 2005 EARNINGS OF $0.47 PER SHARE
              Fourth Quarter Net Income Rises 21.5% to $7.5 million
            Introduces Fiscal 2006 Guidance of $1.00-$1.02 per Share,
                            Excluding Option Expense

         New York, New York - February 8, 2006 - Cache Inc., (NASDAQ: CACH), a specialty chain of women's apparel stores with 301 stores open, reported results for the thirteen and fifty-two week periods ended December 31, 2005. The Company noted that fiscal 2004 was a 53 week year and compares to a 52 week year in fiscal 2005. On a comparable basis, assuming a 52 week period for fiscal 2004, net sales would have risen by 7.3% and 10.1%, for the fiscal 2005 quarter and year, respectively.

For the thirteen week period ended December 31, 2005, as compared to the fourteen week period in fiscal 2004:

     - Net sales rose by 0.9% to $79.3 million compared to $78.6 million, in the fourteen week 2004 period and comparable store sales gained 4%;
     - Operating income increased by 14.9% to $11.0 million, or 13.9% of net sales, as compared to $9.6 million, or 12.2% of net sales in 2004;
     - Net income grew by 21.5% to $7.5 million, or 9.5% of net sales, as compared to $6.2 million, or 7.9% of net sales in 2004; and
     - Diluted earnings per share increased by 20.5% to $0.47 compared to $0.39 in 2004, and as compared to the First Call consensus estimate of $0.46.

       Commenting on the results, Mr. Brian Woolf, Cache Chairman and Chief Executive Officer, stated: "Our ability to connect with our customers through enticing assortments and innovative marketing led to the strong fourth quarter results we reported today. We reported a 20% increase in fourth quarter earnings per share and a 170 basis point improvement in operating margins. We look forward to continuing this positive momentum in 2006."

For the fifty-two week period, as compared to the fifty-three week period in fiscal 2004:
     - Net sales rose by 7.7% to $266.3 million compared to $247.3 million, in the fifty-three week period in 2004 and comparable store sales gained 4%;
     - Operating income decreased by 4.1% to $20.0 million, or 7.5% of net sales compared to $20.9 million, or 8.4% of net sales, in 2004;
     - Net income rose slightly to $13.4 million, or 5.0% of net sales compared to $13.3 million, or 5.4% of net sales in 2004; and
     - Diluted earnings per share were flat at $0.83 on 16.2 million shares compared to $0.83 on 16.0 million shares in 2004, and as compared to the First Call consensus estimate of $0.83.

Additionally, during 2005 the Company:
     - Opened 17 Cache and 2 Lillie Rubin stores and at year-end operated 306 stores in 43 states;
     - Completed 20 Cache remodels with 58.4% of its Cache store base in the new store format at year-end;

     Gross profit in the fourth quarter rose by 1.7% to $37.7 million, or 47.6% of net sales, compared to $37.1 million, or 47.2% of net sales, in the fourth quarter of 2004. The improvement in gross profit margin resulted from improved markups, as well as better control of markdowns. In total, operating expenses were $26.8 million, or 33.7% of net sales compared to $27.5 million, or 35.1% of net sales in the fourth quarter of 2004, as the Company generated positive leverage over expenses.

     Fiscal year gross profit rose by 8.8% to $121.4 million, or 45.6% of net sales, compared to $111.6 million, or 45.1% of net sales, in fiscal 2004. In total, operating expenses were $101.4 million, or 38.1% of net sales compared to $90.7 million, or 36.7% of net sales in Fiscal 2004.

     The Company's balance sheet remained strong. At December 31, 2005, cash and marketable securities totaled $56.5 million, rising $13.8 million from $42.7 million at January 1, 2005. Inventories were on plan and current at $32.8 million, as compared to $32.3 million at January 1, 2005, and were down about 3% on a per store basis. Working capital increased by $9.8 million to $63.3 million from $53.5 million at January 1, 2005.


                  A table summarizing financial results follows:





                                    52 Weeks         53 Weeks         13 Weeks         14 Weeks
                                     ENDED            ENDED            ENDED            ENDED
                                    -------------------------         -------------------------
                                     Dec. 31,         Jan. 1,          Dec. 31,         Jan. 1,
                                     2005             2005             2005             2005
                                     ----             ----             ----             ----
                                            ($ Thousands, except for per share data)

Sales                               $266,345         $247,300         $ 79,320         $ 78,589

Operating income                    $ 20,008         $ 20,868         $ 10,999         $  9,576

Net income                          $ 13,405         $ 13,297         $  7,541         $  6,208

Basic earnings per share            $   0.85         $   0.85         $   0.48         $   0.40

Diluted earnings per share          $   0.83         $   0.83         $   0.47         $   0.39

Basic weighted average
     shares outstanding            15,726,000       15,589,000       15,761,000       15,645,000

Diluted weighted average
     shares outstanding            16,150,000       16,004,000       16,209,000       16,060,000


GUIDANCE
--------

         The Company estimates fiscal 2006 net sales in the range of $278 million to $284 million compared to actual net sales of $266.4 million in fiscal 2005. Fiscal 2006 diluted earnings per share is currently estimated in the range of $1.00 to $1.02, or $0.96 to $0.98, inclusive of $0.04 in stock option expense. This compares to actual diluted earnings per share of $0.83 in fiscal 2005, which represents growth of 21.7% at the mid-point of the range prior to option expense in fiscal 2006. For the first quarter, the Company estimates net sales to range between $62 million and $64 million compared to actual net sales of $62.8 million in the first quarter of fiscal 2005. The Company estimates first quarter 2006 diluted earnings per share in the range of $0.12 to $0.14, inclusive of $0.01 per diluted share related to stock option expense and compared to actual diluted earnings per share of $0.11 in the first quarter of fiscal 2005. Effective January 1, 2006, the Company adopted FAS 123R "Share-Based Payment," a new accounting pronouncement requiring the expensing of stock-based compensation. Under this pronouncement, the Company has elected to apply the standard prospectively, and prior year results have not been restated. The earnings guidance after stock option expense for the 2006 fiscal year includes costs of $1.1million pre-tax, or $0.04 per diluted share, related to stock option expense.

     Mr. Woolf continued: "As we begin fiscal 2006, we remain confident and enthusiastic regarding our growth. Consumers have responded well to our spring assortments and the new initiatives we have in place should enable us to take our business to the next level. To drive sales we will continue our store expansion, build a true customer loyalty program on a national level and expand our marketing efforts. We also expect our gross margins to benefit from sourcing initiatives. We expect fiscal 2006 to represent a year of significant accomplishments for Cache."

STORE OPENING PLANS
-------------------

         The Company also noted that it has plans to open between 15 and 20 new stores in fiscal 2006. The Company plans to end the year with approximately 320 locations, increasing square footage by approximately 5% to approximately 645,000 square feet. The Company also indicated that it expects to open approximately 10 stores during the first half of the year. The Company closed 5 stores in January 2006, as part of its ongoing efforts to enhance store productivity.



CONFERENCE CALL
---------------
         The Company also announced that it will conduct a conference call to discuss its fourth quarter and fiscal 2005 results today, Wednesday, February 8, 2006 at 9:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (800) 289-0533, approximately ten minutes prior to the start of the call. The conference call will also be web-cast live at www.cache.com. A replay of this call will be available until February 15, 2006 and can be accessed by dialing (888) 203-1112 and entering code 5899145.

         Certain matters discussed within this press release may constitute forward-looking statements within the meaning of the federal securities laws. Although Cache, Inc. believes the statements are based on reasonable assumptions, there can be no assurance that these expectations will be attained. Actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation, industry trends, merchandise and fashion trends, competition, changes in general economic conditions and consumer spending patterns, vendor procurement issues and the ability to obtain financing, as well as other risks outlined from time to time in the filings of Cache, Inc., with the Securities and Exchange Commission.

                            Financial Tables Follow:


     For further information contact Thomas E. Reinckens, President, Chief Operating Officer, Cache, Inc., 1440 Broadway, New York, New York 10018, (212) 575-3246.

                             CACHE, INC. AND SUBSIDIARIES
                             CONSOLIDATED BALANCE SHEETS


ASSETS

                                                                                    JANUARY 1,                   DECEMBER 31,
                                                                                       2005                          2005
                                                                                  ----------------             -----------------

CURRENT ASSETS
        CASH AND EQUIVALENTS                                                  $        16,848,000           $        19,953,000
        MARKETABLE SECURITIES                                                          25,874,000                    36,520,000
        RECEIVABLES, NET                                                                6,545,000                     5,734,000
        INVENTORIES                                                                    32,296,000                    32,785,000
        DEFERRED INCOME TAXES AND OTHER TAX ASSETS                                        567,000                       549,000
        PREPAID EXPENSES                                                                1,948,000                       922,000
                                                                              --------------------          --------------------
                    TOTAL CURRENT ASSETS                                               84,078,000                    96,463,000


EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET                                              47,118,000                    52,760,000

OTHER ASSETS                                                                              832,000                       864,000
                                                                              --------------------          --------------------

                    TOTAL  ASSETS                                             $       132,028,000           $       150,087,000
                                                                              ====================          ====================


LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
        ACCOUNTS PAYABLE                                                      $        17,055,000           $        18,404,000
        INCOME TAXES PAYABLE                                                                  ---                          ---
        ACCRUED COMPENSATION                                                            1,927,000                     2,624,000
        ACCRUED LIABILITIES                                                            11,627,000                    12,121,000
                                                                              --------------------          --------------------
                    TOTAL CURRENT LIABILITIES                                          30,609,000                    33,149,000
                                                                              --------------------          --------------------




OTHER LIABILITIES                                                                      13,556,000                    16,309,000
DEFERRED INCOME TAXES,  NET                                                             3,023,000                     1,637,000




STOCKHOLDERS' EQUITY
       COMMON STOCK                                                                       157,000                       158,000
       ADDITIONAL PAID-IN CAPITAL                                                      34,705,000                    35,451,000
       RETAINED EARNINGS                                                               49,978,000                    63,383,000
                                                                              --------------------          --------------------
                    TOTAL STOCKHOLDERS' EQUITY                                         84,840,000                    98,992,000
                                                                              --------------------          --------------------

                    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $       132,028,000           $       150,087,000
                                                                              ====================          ====================


                          CACHE, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME




                                                                                    53 WEEKS ENDED               52 WEEKS ENDED
                                                                                  -----------------          -----------------------

                                                                                     JANUARY 1,                  DECEMBER 31,
                                                                                        2005                         2005
                                                                               --------------------          -------------------
NET SALES                                                                      $       247,300,000           $      266,345,000


COST OF SALES, INCLUDING BUYING AND OCCUPANCY                                          135,745,000                  144,984,000
                                                                                  -----------------             ----------------

GROSS PROFIT                                                                           111,555,000                  121,361,000
                                                                                  -----------------             ----------------

EXPENSES
    STORE OPERATING EXPENSES                                                            76,466,000                   85,529,000
    GENERAL AND ADMINISTRATIVE EXPENSES                                                 14,221,000                   15,824,000
                                                                                  -----------------             ----------------
          TOTAL EXPENSES                                                                90,687,000                  101,353,000
                                                                                  -----------------             ----------------

OPERATING INCOME                                                                        20,868,000                   20,008,000
                                                                                  -----------------             ----------------

OTHER INCOME (EXPENSE)
    INTEREST  INCOME                                                                       439,000                    1,071,000
    MISCELLANEOUS INCOME (NET)                                                              20,000                        1,000
                                                                                  -----------------             ----------------
          TOTAL OTHER INCOME                                                               459,000                    1,072,000
                                                                                  -----------------             ----------------

INCOME BEFORE INCOME TAXES                                                              21,327,000                   21,080,000

INCOME TAX PROVISION                                                                     8,030,000                    7,675,000
                                                                                  -----------------             ----------------

NET INCOME                                                                     $        13,297,000           $       13,405,000
                                                                               ====================          ===================




BASIC EARNINGS PER SHARE                                                                     $0.85                        $0.85
                                                                                  =================             ================



DILUTED EARNINGS PER SHARE                                                                   $0.83                        $0.83
                                                                                  =================             ================



BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                                               15,589,000                   15,726,000
                                                                                  =================             ================


DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING                                             16,004,000                   16,150,000
                                                                                  =================             ================


NUMBER OF STORES OPEN AT END OF PERIOD                                                         291                          306


SQUARE FOOTAGE AT END OF PERIOD                                                            596,000                      614,000


                          CACHE, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME





                                                                                  14 WEEKS ENDED               13 WEEKS ENDED
                                                                               --------------------          -------------------

                                                                                     JANUARY 1,                  DECEMBER 31,
                                                                                        2005                         2005
                                                                               --------------------          -------------------

NET SALES                                                                      $        78,589,000           $       79,320,000

COST OF SALES, INCLUDING BUYING AND OCCUPANCY                                           41,467,000                   41,571,000
                                                                                  -----------------             ----------------

GROSS PROFIT                                                                            37,122,000                   37,749,000
                                                                                  -----------------             ----------------

EXPENSES
    STORE OPERATING EXPENSES                                                            22,842,000                   23,150,000
    GENERAL AND ADMINISTRATIVE EXPENSES                                                  4,704,000                    3,600,000
                                                                                  -----------------             ----------------
          TOTAL EXPENSES                                                                27,546,000                   26,750,000
                                                                                  -----------------             ----------------

OPERATING INCOME                                                                         9,576,000                   10,999,000
                                                                                  -----------------             ----------------

OTHER INCOME (EXPENSE)
    INTEREST  INCOME                                                                       130,000                      394,000
    MISCELLANEOUS INCOME (NET)                                                                   0                       -1,000
                                                                                  -----------------             ----------------
          TOTAL OTHER INCOME                                                               130,000                      393,000
                                                                                  -----------------             ----------------

INCOME BEFORE INCOME TAXES                                                               9,706,000                   11,392,000

INCOME TAX PROVISION                                                                     3,498,000                    3,851,000
                                                                                  -----------------             ----------------

NET INCOME                                                                     $         6,208,000           $        7,541,000
                                                                               ====================          ===================




BASIC EARNINGS PER SHARE                                                                     $0.40                        $0.48
                                                                                  =================             ================



DILUTED EARNINGS PER SHARE                                                                   $0.39                        $0.47
                                                                                  =================             ================



BASIC WEIGHTED AVERAGE SHARES OUTSTANDING                                               15,645,000                   15,761,000
                                                                                  =================             ================


DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING                                             16,060,000                   16,209,000
                                                                                  =================             ================


NUMBER OF STORES OPEN AT END OF PERIOD                                                         291                          306


SQUARE FOOTAGE AT END OF PERIOD                                                            596,000                      614,000

